SCHEDULE A

VALUED ADVISERS TRUST

PORTFOLIOS AND CLASSES THEREOF

As amended on September 10, 2015

PORTFOLIO/CLASSES

Golub Group Equity Fund

LS Opportunity Fund

Cloud Capital Strategic All Cap Fund

Green Owl Intrinsic Value Fund

Granite Value Fund

BRC Large Cap Focus Equity Fund

Dreman Contrarian Small Cap Value Fund

Sound Mind Investing Fund

SMI Conservative Allocation Fund

SMI Dynamic Allocation Fund

BFS Equity Fund

Dana Large Cap Equity Fund

BRC Mid Cap Diversified Equity Fund

SMI Bond Fund

SMI 50/40/10 Fund

Dana Small Cap Equity Fund